EXHIBIT 23

                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-76922, 2-96982, 33-17136, 33-27227,
33-34952, 33-48832, 33-48840, 33-58746, 33-61038 and 33-78424.

                           /s/ ARTHUR ANDERSEN LLP

New York, New York
March 17, 1995